Exhibit 99.1

TearLab Corporation Confirms Merger Discussions

ESCONDIDO, Calif., May 7, 2020 (GLOBE NEWSWIRE) – In light of recent market rumors, TearLab Corporation (OTCQB: TEAR) (“TearLab”) today confirmed that TearLab is engaged in advanced discussions regarding a potential business combination whereby TearLab will be acquired at a price per share equal to $0.0586. Any transaction would be subject to the approval of TearLab’s board of directors and stockholders, as well as other customary conditions contained in a definitive agreement.

TearLab cautioned that no agreement has been reached. TearLab also noted that there cannot be any assurance that an agreement will be reached or, if an agreement is reached, that a transaction will be completed. Accordingly, prior to making investment decisions, investors should take into consideration all publicly available information about TearLab, including in relation to TearLab’s noncompliance with the minimum revenue covenant in TearLab’s Term Loan Agreement with CRG LP, as amended, in 2019, as disclosed in TearLab’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Subject to applicable laws and regulations, TearLab plans to make no further statement about these discussions until they are terminated, or until a definitive agreement is reached.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively testing for disease bio-markers in tears at the point-of-care. The TearLab Osmolarity Test, to aid in the diagnosis Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the OTCQB Market under the symbol ‘TEAR’.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning TearLab. These forward-looking statements are based on current expectations and beliefs of the management of TearLab, as well as assumptions made by, and information currently available to, such management, and involve risks and uncertainties, many of which are outside of TearLab and its management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission, including but not limited to our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. TearLab does not undertake to update any forward-looking statements except as required by law.